Exhibit 5.1
[PERKINS COIE LETTERHEAD]
February 26, 2009
Coinstar, Inc.
1800 114th Avenue S.E.
Bellevue, WA 98004

Re:	Registration Statement on Form S-3 Filed by Coinstar, Inc.
Ladies and Gentlemen:
     We have acted as counsel to Coinstar, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3, (the “Registration Statement”), relating to the registration of and resale from time to time of up to 146,039 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), all of which Shares may be resold by the selling stockholder(s) named in the Registration Statement.
     In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

Coinstar, Inc.
February 26, 2009

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.
Very truly yours,
/s/ PERKINS COIE LLP